                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): September 16, 1998

                          ADC TELECOMMUNICATIONS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Minnesota                      0-1424               41-0743912
 --------------------------------       -------------       ------------------
 (State or other jurisdiction of         (Commission         (I.R.S. Employer
 incorporation or organization)          File Number)       Identification No.)

 12501 Whitewater Drive, Minnetonka, Minnesota               55343
 ----------------------------------------------           -----------
    (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (612) 938-8080

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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Item 5.       OTHER EVENTS.

              ADC Telecommunications, Inc. ("ADC") announced today that it has executed a definitive agreement with Teledata Communications Ltd. ("Teledata") pursuant to which ADC will pay $15.75 per share or approximately $200 million in cash for all of Teledata's outstanding shares of stock and to convert outstanding Teledata stock options into ADC common stock options. The transaction is expected to close by the end of 1998. See Exhibit 99.1 attached hereto.

Item 7.       Financial Statements and Exhibits

              (c)     Exhibits:

         99.1         Press release, dated September 16, 1998

                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 16, 1998

                                         ADC TELECOMMUNICATIONS, INC.

                                         By /s/Robert E. Switz
                                            ---------------------
                                            Robert E. Switz
                                            Senior Vice President and
                                            Chief Financial Officer

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                                 EXHIBITS INDEX

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Exhibit No.                                                             Page
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

    99.1      Press Release, dated September 16, 1998...................   4

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